UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2020

Mikrocoze, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333- 216292	81-3599639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1545 Crossways Blvd., Suite 250

Chesapeake, Virginia

  (Address of Principal Executive Offices)
(Zip Code)

(800) 542-8715

(Registrant's telephone number, including area code)

 ______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

EXPLANATORY NOTE

On November 6, 2020, Mikrocoze, Inc. (OTC: MZKR) (the “Company”) filed its Form 8-K (“Original Form 8-K”) to report the departure of directors and principal officers and the election of directors and appointment of principal officers, namely, the resignation of Mr. Sukhmanjit Singh from all positions with the Company, and the election and appointment of Mr. Terry Wilshire as the new President and Member of the Board of Directors of the Company and Robert Dickenson as the new Vice President and Member of the Board of Directors of the Company. However, the Original Form 8-K failed to also disclose the change of control of the Company on the same day. This Amendment No. 1 to the Form 8-K is filed to provide such disclosure.

Except to the extent expressly set forth herein, this amended Form 8-K speaks as of the filing date of the Original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this amended Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K.

Item 5.01 Changes in Control of Registrant.

On October 9, 2020, the majority shareholder of the Company, Mr. Sukhmanjit Singh, entered into a stock purchase agreement with an accredited investor (the "Purchase Agreement"), Ranko Mikulic, to sell an aggregate of 50,000,000 shares of common stock of the Company, which represents approximately 75% of the issued and outstanding shares of common stock of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2020, the existing director and officer of the Company resigned effective immediately. Accordingly, Sukhmanjit Singh, serving as a director and an officer, ceased to be the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and a Director. At the effective date of the resignation, Mr. Terry Wilshire consented to act as the new President and Member of the Board of Directors of the Company and Robert Dickenson consented to act as the new Vice President and Member of the Board of Directors of the Company.

Terry Wilshire is currently responsible for Global Risk assessment and Corporate Social Responsibility at Instadose Pharm Corp. Mr. Wilshire has over 40 years’ experience in Enterprise Risk analysis, management and design, Fraud mitigation, Big Data, Customer/Vendor and Market strategies. Most recently, Mr. Wilshire served as Director at TransUnion of Canada for 25 years and was designated the only Industry Expert in North America. Prior to that he held roles of increasing responsibility at Dun and Bradstreet for 15 years including Regional Director. He has served and chaired many different industry boards. Mr. Wilshire holds a bachelor’s degree from the University of Manitoba and has achieved numerous accomplishments/ awards over the years in Risk and Fraud Guardianship, Marketing, Credit, Identity Management, Risk based pricing solutions, Revenue over-achievement and background screening.

Robert Dickenson is the co-founder and president of the Canadian Auto Auction Group, now ADESA Canada. He built a successful chain of 10 standalone state-of-the-art facilities amid hundreds of acres of surrounding land across Canada and in the United States. His clients in this enterprise, known as the stock exchange of the auto industry, included automobile manufacturers, captive finance, financial institutions, and automobile dealers. Robert Dickenson is an award-winning auctioneer of standardbred racehorses, automobiles, and other highly valued commodities. His keen judgement and sense of fairness render him an asset in any negotiation or business transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	DIRECTORS RESOLUTIONS, dated October 9, 2020.*

* Filed with the Original 8-K as Exhibit 99.1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikrocoze Inc.

Date: December 18, 2020	By:	/s/ Terry Wilshire
Terry Wilshire
President

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